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                                                                    EXHIBIT 11
                          COMPAQ COMPUTER CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



Year ended December 31,
In millions, except per share amounts               1994       1993       1992
- -------------------------------------------------------------------------------
Primary earnings per share:-

Shares used in computing earnings per share:
  Weighted average number of shares outstanding    257.5      246.0      253.8
  Incremental shares attributed
    to outstanding options                          11.1        8.1        4.5
  Weighted average number of shares repurchased                          (10.5)
                                                 ------------------------------
                                                   268.6      254.1      247.8
                                                 ==============================
Earnings:
  Net income                                     $   867    $   462    $   213
                                                 ==============================

Earnings per common and common equivalent share  $  3.23    $  1.82    $  0.86
                                                 ==============================

Earnings per share - assuming full dilution:-

Shares used in computing earnings per share:
  Weighted average number of shares outstanding    257.5      246.0      253.8
  Incremental shares attributed to
    outstanding options                             12.6       12.9       10.8
  Weighted average number of shares repurchased                          (10.5)
                                                 ------------------------------
                                                   270.1      258.9      254.1
                                                 ==============================

Earnings:
  Net income                                     $   867    $   462    $   213
                                                 ==============================

Earnings per common and common equivalent share  $  3.21    $  1.78    $  0.84
                                                 ==============================